UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 21, 2006
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation)	1-14131 (Commission File Number)	23-2472830 (I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 21, 2006, the Compensation Committee of the Board of Directors of Alkermes, Inc. (“Alkermes” or “the Company”) amended the Alkermes Fiscal 2007 Named Executive Bonus Plan (the “Amended Bonus Plan”) to add the Company’s (i) Vice President, Science and Development and Chief Medical Officer, and (ii) Vice President, Operations (together, the “New Named Officers”), as named executive officers eligible for participation in the Amended Bonus Plan. All other provisions of the Bonus Plan remain the same. The bonuses will continue to be paid based on the achievement of Company objectives and individual performance. Individual performance of the participants under the Amended Bonus Plan will continue to be determined by the Compensation Committee during the performance period from April 1, 2006 to March 31, 2007. The target bonus range determined by the Compensation Committee for the New Named Officers under the Amended Bonus Plan is 15% to 50% of base salary, which is the same range such individuals were previously eligible to receive under the Alkermes Fiscal 2007 General Bonus Plan.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Alkermes Amended Fiscal 2007 Named Executive Bonus Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: September 27, 2006	By:	/s/ James M. Frates
James M. Frates
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
10.1           Alkermes Amended Fiscal 2007 Named Executive Bonus Plan